EXHIBIT 10.2

                                                                              SECURITY AGREEMENT

                                                                                                                                                                  Date: December 31, 2010

A.    PARTIES

        1. Debtor: TOR MINERALS INTERNATIONAL, INC.

                    Check one: [    ] individual  [     ] partnership  [  X  ] corporation  [    ] other

        2. Address: 722 Burleson Street, Corpus Christi, Texas 78402

           Address shown is [  X  ] place of business  [    ] chief executive office (if more than one place of business)  [    ] residence

        3. Secured Party: AMERICAN BANK, N.A.

        4. Address: P.O. Box 6469, Corpus Christi, Texas 78466

                                (Information concerning this security interest may be obtained at the office of the Secured Party shown above).

B.    AGREEMENT

        Subject to the applicable terms of this Security Agreement, Debtor grants to Secured Party a security interest in the collateral to secure the payment of the obligations.  A carbon, photographic, or other reproduction of this Security Agreement may be filed as a financing statement.

C.    OBLIGATIONS

        1.     The following are the obligations secured by this Agreement:

                a.   All past, present, and future advances, of whatever, type, by Secured Party to Debtor, and extensions and renewals thereof.

                b.   All existing and future liabilities of whatever type, of Debtor to Secured Party, and including (but not limited to) liability for overdrafts and as indorser and surety.

                c.    All costs incurred by Secured Party to obtain, preserve, and enforce this security interest, collect the obligation, and maintain and preserve the collateral, including (but not limited to) taxes, assessments, insurance premiums, repairs, reasonable attorney's fees and legal expenses, feed, rent, storage costs, and expenses of sale.

                d.   Interest on the above amounts, as agreed between Secured Party and Debtor, or if no such agreement, at the maximum rate permitted by law.

2.    List notes included in the obligations as of the date of this Agreement (collectively referred to herein as the "Notes"):

a.     Promissory Note of even date in the principal sum of $2,000,000.00 executed by Debtor payable to the order of Secured Party.

b.      Revolving Credit Promissory Note of even date in the principal sum of $1,000,000.00 executed by Debtor payable to the order of Secured Party.

D.    COLLATERAL

        1.     The security interest is granted in the following collateral:

                All goods, accounts and general intangibles now owned or hereafter acquired by Debtor,  which are located in the United States or which arise from Debtor's operations in the United States, and all proceeds thereof.  Terms herein are as defined in Section 9.102 of the Texas Business & Commerce Code. Without limitation, the term "goods" includes equipment and inventory. Notwithstanding  the foregoing, collateral under this Agreement shall not include Debtor's ownership or other interests in TOR Minerals Malaysia, Sdn. Bhd. ("TMM") and TOR Processing and Trade, BV ("TPT"), any assets or operations of either TMM or TPT or any proceeds thereof, wherever or however held.

E.    AGREEMENTS OF DEBTOR

        1.     Debtor will: take adequate care of the collateral; insure the collateral for such hazards and in such reasonable amounts as Secured Party directs in amounts as are customary for companies in similar industries as Debtor, policies to be satisfactory to Secured Party; pay all costs necessary to obtain, preserve, and enforce this security interest, collect the obligation, and preserve the collateral, including (but not limited to) taxes, assessments, insurance premiums, repairs, reasonable attorneys' fees and legal expenses, feed, rent, storage costs, and expenses of sale; furnish Secured Party with any information on the collateral requested by Secured Party; allow Secured Party to inspect the collateral, and inspect and copy all records relating to the collateral and the obligation; sign any papers furnished by Secured Party which are necessary to obtain and maintain this security interest; assist Secured Party in complying with the Federal Assignment of Claims Act, where necessary to enable Secured Party to become an assignee under such Act; take necessary steps to preserve the liability of account debtors, obligors, and secondary parties whose obligations are part of the collateral; transfer possession of all instruments, documents, and chattel paper which are part of the collateral to Secured Party immediately, or as to those hereafter acquired, immediately following acquisition; perfect a security interest (using a method satisfactory to Secured Party) in goods covered by chattel paper which is part of the collateral; notify Secured Party of any change occurring in or to the collateral, or in any fact or circumstance warranted or represented by Debtor in this agreement or furnished to Secured Party, or if any event of default occurs.

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        2.     Debtor will not (without Secured Party's consent): remove the collateral from the locations specified herein; allow the collateral to become an accession to other goods; sell, lease, otherwise transfer, manufacture, process, assemble, or furnish under contracts of service, the collateral, except goods identified herein as inventory; allow the collateral to be affixed to real estate, except goods identified herein as fixtures.

        3.     Debtor warrants: no financing statement has been filed with respect to the collateral, other than relating to this security interest; Debtor is absolute owner of the collateral, and it is not encumbered other than by this security interest (and the same will be true of collateral acquired hereafter when acquired); none of the collateral is affixed to real estate or an accession to other goods, nor will collateral acquired hereafter be affixed to real estate or an accession to other goods when acquired, unless Debtor has furnished Secured Party the consents or disclaimers necessary to make this security interest valid against persons holding interests in the real estate or other goods; all account debtors and obligors, whose obligations are part of the collateral, are to the extent permitted by law prevented from asserting against Secured Party any claims or defenses they have against sellers, or can be so prevented by Secured Party taking action provided by law for such purposes.

F.    RIGHTS OF SECURED PARTY

        Secured Party may, in its discretion after default and notice to Debtor and opportunity to cure as set forth in the Notes: terminate, on notice to Debtor, Debtor's authority to sell, lease, otherwise transfer, manufacture, process or assemble, or furnish under contracts of service, inventory collateral, or any other collateral as to which such permission has been given; require Debtor to give possession or control of the collateral to Secured Party; indorse as Debtor's agent any instruments or chattel paper in the collateral; notify account debtors and obligors on instruments to make payment direct to Secured Party; contact account debtors directly to verify information furnished by Debtor; take control of proceeds and use cash proceeds to reduce any part of the obligation; take any action Debtor is required to take or otherwise necessary to obtain, preserve, and enforce this security interest, and maintain and preserve the collateral, without notice to Debtor, and add costs of same to the obligation (but Secured Party is under no duty to take any such action); release collateral in its possession to Debtor, temporarily or otherwise; take control of funds generated by the collateral, such as dividends, interest, and proceeds or refunds from insurance, and use same to reduce any part of the obligation; vote any stock which is part of the collateral, and exercise all other rights which an owner of such stock may exercise; waive any of its rights hereunder without such waiver prohibiting the later exercise of the same or similar rights; revoke any permission or waiver previously granted to Debtor.

        DEBTOR MAY FURNISH THE INSURANCE REQUIRED OF DEBTOR BY THIS SECURITY AGREEMENT EITHER THROUGH EXISTING POLICIES OWNED OR CONTROLLED BY DEBTOR OR THROUGH EQUIVALENT COVERAGE FROM ANY INSURANCE COMPANY AUTHORIZED TO TRANSACT BUSINESS IN TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER AS MAY BE APPROVED BY SECURED PARTY.  The premium or rate of charge for any insurance Secured Party is selling or procuring is not fixed or approved by the State Commissioner of Insurance.

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        FAILURE TO PROVIDE INSURANCE:  If Debtor fails to maintain any of the coverages described above, Secured Party may at its option, but without being required to do so, obtain collateral protection insurance coverage at Secured Party's option and Debtor's expense.  Secured Party is under no obligation to purchase any particular type or amount of coverage.  Therefore, such coverage shall cover Secured Party, but might or might not protect Debtor, Debtor's equity in the property, or the contents of the property, against any risk, hazard or liability and might provide greater or lesser coverage than was previously in effect; and Secured Party may be the only person named to be paid under any policy obtained by Secured Party.  In addition, the insurance obtained by Secured Party may not provide any liability protection for Debtor or property damage indemnification and may not meet the requirements of any financial responsibility laws.  Debtor acknowledges that the cost of the insurance coverage so obtained might significantly exceed the cost of insurance that Debtor could have obtained.

G.    MISCELLANEOUS

        The rights and privileges of Secured Party shall inure to its successors and assigns.  All representations, warranties, and agreements of Debtor are joint and several if Debtor is more than one and shall bind Debtor's personal representatives, heirs, successors, and assigns. Definitions in the Uniform Commercial Code apply to words and phrases in this agreement; if Code definitions conflict, Article 9 definitions apply.  Debtor waives presentment, demand, notice of dishonor, protest, and extension of time without notice as to any instruments and chattel paper in the collateral.  Notice mailed to Debtor's address in Item A2, or to Debtor's most recent changed address on file with Secured Party, at least five (5) days prior to the related action (or, if the Uniform Commercial Code specifies a longer period, such longer period prior to the related action), shall be deemed reasonable.

        DEFAULT

        1.     Any of the following is an event of default after notice of default and opportunity to cure as provided in said Notes: failure of Debtor to pay any note in the obligation in accordance with its terms, or any other liability in the obligation on demand, or to perform any act or duty required by this agreement; falsity of any warranty or representation in this agreement when made; substantial change in any fact warranted or represented in this agreement; involvement of Debtor in bankruptcy or insolvency proceedings, death, dissolution, or other termination of Debtor's existence; merger or consolidation of Debtor with another; substantial loss, theft, destruction, sale, reduction in value, encumbrance of, damage to, or change in the collateral; modification of any contract, the rights to which are part of the collateral; levy on, seizure, or attachment of the collateral; judgment against Debtor; filing any financing statement with regard to the collateral, other than relating to this security interest.

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        2.     When an event of default occurs, Secured Party may proceed to enforce payment of same and exercise any and all of the rights and remedies available to a secured party under the Uniform Commercial Code as well as all other rights and remedies. When Debtor is in default, Debtor, upon demand by Secured Party, shall assemble the collateral and make it available to Secured Party at a place reasonably convenient to both parties.  Debtor is entitled to any surplus and shall be liable to Secured Party for any deficiency.

I.     FIRST AND PRIOR LIEN

                This security interest grants to Secured Party, a first and prior lien to secure the payment of the notes and obligations listed herein, and extensions and renewals thereof.  If Secured Party disposes of the collateral following default, the proceeds of such disposition available to satisfy the indebtedness shall be applied first to the notes herein, and renewals and extension thereof, in the order of execution, and thereafter to all remaining indebtedness and obligations secured hereby, in the order in which such remaining indebtedness and obligations were executed or contracted.  For the purpose of this paragraph, an extended or renewed note will be considered executed on the date of the original note.

DEBTOR:
TOR MINERALS INTERNATIONAL, INC

By:	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer

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